MEMORANDUM OF UNDERSTANDING

This MEMORANDUM OF UNDERSTANDING ("MOU") is made and entered into this 6 day of August, 2020 (the "Effective Date") by and between:

(1) G MUSIC ASIA LIMITED, a company incorporated and existing under the Laws of the Hong Kong, with its principle office at Room 8, 4/F., Trans Asia Centre, 18 Kin Hong Street,Kwai Chung, N.T., Hong Kong (" GMUSIC"); and

(2) I-GENERATION COMPANY LIMITED, a company incorporated and existing under the Laws of Hong Kong Special Administrative Region of People's Republic of China, with its principle office at Room 02, Block B2, 8/F., Phase 2 Hang Fung Industrial Building, 26 How Yuen Street, Hunghom, Kowloon, Hong Kong ("IGEN");

(GMUSIC) and IGEN are hereinafter referred to collectively as "Parties" and individually as "Party")

WHEREAS, GMUSIC is in business of media and production industry;

WHEREAS, "IGEN" is in the business of media and Internet Technology; and

WHEREAS, the parties desire to enter into the partnership and establish an event tentatively name as "AMW DANCE CONTEST" (the "EVENT") under the Laws of Hong Kong Special Administrative Region of People's Republic of China in order to collaborate in ASIA MUSIC WEEK ("AMW") business.

NOW THEREFORE, in view of the foregoing premises , the Parties hereto set forth the basic non-binding terms of intentions for further negotiations as follows:

1. The parties shall consider the possibility of cooperation on deploying the EVENT in Greater China Region.

1.1 GMUSIC shall provide HKD 2,000,000 (Hong Kong Dollars Two Million) in cash as financial sponsorship for the Event and its related services to deploy the EVENT,

1.2 Upon this MOU signed, GMUSIC shall provide HKD 1,500,000 (Hong Kong Dollar One Million & Five Hundred Thousand) in cash upfront to pay the license of AMW Live Event.

1.3 GMUSIC shall cooperate with IGEN and its partners to invite local and celebrities to the events, as well as hosts, brand teams, quality control teams and production teams, with the goal of presenting a spectacular series of live event drawing audiences.

I-Generation Company Limited

1.4 IGEN shall provide the said license right of AMW and networks to the Event and provide the expertise to manage and perform the Event

2. The Distribution of Profits are set out as below:

Name	Distribution of profit
IGEN	40%
GMUSIC	60%

3. Both parties shall discuss and negotiate in good faith the structure, terms and conditions, the role of each party, the rights and obligation and any other specific details which shall be necessary to promote and realize the Event, and will enter into an definitive agreement carrying out the intent of this MOU and to consummate the transactions described above on or before 5 August, 2020.

4. Each party shall use any and all information and materials obtained from the other party (such information and materials shall be hereinafter referred to as the "Confidential Information") only for the purpose set forth herein and shall not disclose the Confidential Information to a third party without obtaining the prior written consent of the disclosing party. The confidential obligation for each party shall remain in force for five (5) years from the execution of this MOU.

5. This MOU is governed by and construed in accordance with the Laws of Hong Kong Special Administrative Region of People's Republic of China. The Parties agree to submit to the exclusive jurisdiction and competence of the court of Laws of Hong Kong Special Administrative Region of People's Republic of China any dispute which arises out of or in connection with this MOU.

If you agree with the foregoing, kindly confirm your acceptance of the contents of this Letter of Intent by returning to us a copy thereof duly initialized in each page and signed hereunder.

Sincerely,

For and On Behalf of
I-GENERATION COMPANY LIMITED

Name: Mr. Alex Yan
Position : President
Date: 6/8/2020

In acknowledgment of acceptance of the content of the above letter of intent:

For and On Behalf of
G MUSIC ASIA Co., Ltd.

For and on behalf of
G Music Asia Limited

Authorized Signature(s)

Name: LEI, Jian Min
Position: Director
Date: 6/8/2020